UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2008
CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-27160 (Commission File Number)	65-0337175 (IRS Employer Identification No.
1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices) (Zip Code)
(210) 651-7145
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2008 the Board of Directors of Call Now, Inc. appointed Christopher J. Hall as Chairman with a salary at the rate of $200,000 per year.
Mr. Hall has served as a director of Call Now, Inc. since November 2001. He has been self-employed as a municipal securities trader since 1998. From 1985 to 1998 he was a principal and chief financial officer of Howe, Solomon & Hall, Inc., a registered broker-dealer specializing in municipal securities. He has been a director of CSP, Inc., a NASDAQ-listed computer services company, since November 2002. His age is 49.
On May 13, 2008 Mr. Hall entered into an employment agreement with the registrant’s subsidiary, Retama Entertainment Group, Inc., which provides for compensation to Mr. Hall in the event electronic gaming machines are authorized and operated at the Retama Park Racetrack. The foregoing description of the terms of Mr. Hall’s employment agreement is not complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1 is a copy of an employment agreement dated May 13, 2008 between Retama Entertainment Group, Inc. and Christopher J. Hall.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: May 14, 2008	By:	/s/ Thomas R Johnson
Thomas R. Johnson, President